UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 W. Riverside Avenue, Suite 300 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, AmericanWest Bancorporation, a Washington corporation (the “Company”), entered into an Asset Purchase Agreement, dated October 27, 2010 (the “Asset Purchase Agreement”) with SKBHC Holdings LLC and its wholly-owned subsidiary, SKBHC Hawks Nest Acquisition Corp. (“Purchaser”), pursuant to which Purchaser would acquire all of the issued and outstanding shares of AmericanWest Bank, the Company’s wholly-owned subsidiary (“Bank”), in a sale to be conducted under Section 363 of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”); and on October 28, 2010, the Company filed a voluntary petition for bankruptcy protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Washington (the “Bankruptcy Court”), case number 10-06097-PCW11. On December 20, 2010, the Company completed the sale of all of the issued and outstanding shares of common stock of the Bank and other assets to Purchaser (the “Sale”). The Sale, which was conducted under the provisions of Section 363 of the Bankruptcy Code, was approved by the Bankruptcy Court on December 9, 2010.

The Purchaser has informed the Company that, as provided in the Asset Purchase Agreement, it also contributed an additional $185 million of new capital to the Bank on December 20, 2010.

The Company received total cash consideration of $6.5 million in cash, including $850,000 of debtor-in-possession financing previously provided by the Purchaser, plus the assumption of certain other contracts and liabilities by the Purchaser. The Company anticipates that, after it files a Chapter 11 plan of liquidation with the Bankruptcy Court, the net proceeds of the Sale will be used principally to pay the claims of the Company’s creditors. The Company does not expect that it will have sufficient assets to fully satisfy all of the claims of its creditors. Accordingly, the Company does not anticipate that any assets will be available for distribution to common stockholders.

See the Company’s Current Reports on Form 8-K filed on October 27, 2010, October 28, 2010 and November 22, 2010 for more information concerning the Asset Purchase Agreement, the Sale, the Bankruptcy Court proceedings and the debtor-in-possession financing.

There is no material relationship, other than in respect of the Asset Purchase Agreement and the transactions contemplated thereby, between the Purchaser or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand.

Item 2.05	Costs Associated with Exit or Disposal Activities

The disclosures set forth above in Item 2.01 of this Form 8-K are incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Sale and the Bankruptcy Proceedings, both with respect to each major type of costs associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transactions.

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 14, 2010, the Company received notification from Moss Adams LLP (“Moss Adams”) of its resignation as the Company’s independent registered public accounting firm.

Moss Adams’ reports on the Company’s consolidated financial statements for each of the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that Moss Adams’ December 31, 2009 and December 31, 2008 reports contained an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2009 and 2008, and the subsequent interim periods through December 14, 2010, there were no disagreements between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused Moss Adams to make reference thereto in its reports on the consolidated financial statements of the Company for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2009 and 2008, and the subsequent interim periods through December 14, 2010.

The Company has furnished Moss Adams with a copy of the foregoing disclosure and requested that Moss Adams furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statement made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of Moss Adams’ letter is filed as Exhibit 16.1 to this Form 8-K.

No successor independent registered public accounting firm has been selected or engaged at this time.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2010, immediately upon the closing of the sale of the Bank, all of its directors resigned from the board of directors of the Bank: J. Frank Armijo, Kay C. Carnes, Craig D. Eerkes, Patrick J. Rusnak, Donald H. Swartz II and P. Mike Taylor.

In addition, Nicole Sherman, a senior executive officer of the Bank, has previously been designated as a “named executive officer” of the Company for certain disclosure purposes under federal securities laws and regulations even though she is neither an employee of the Company nor legally appointed or elected as an officer of the Company. Upon the sale of the common stock of the Bank to the Purchaser on December 20, 2010, the Bank is no longer an affiliate of the Company, and accordingly Ms. Sherman will no longer be deemed an NEO of the Company.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

The Company has historically maintained an investor relations webpage associated with the Bank’s commercial website that has included information of interest to the investor community. The Company’s investor relations webpage has included, among other items, copies of the Company’s codes of ethics described below. With the completion of the sale of the Bank, the Bank’s commercial website is no longer available to host the Company’s investor relations webpage. Accordingly, the Company has determined, in light of its plan to liquidate, to discontinue its investor relations webpage. To assure continued compliance with applicable legal requirements, the Company has chosen to continue to make its codes of ethics available to the public through this Form 8-K filing. The Company hereby makes the following disclosure, and herewith files its codes of ethics as exhibits to this Form 8-K.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to all officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company has also adopted a Code of Ethics for Directors and Senior Financial Officers that is applicable to the directors and all officers of the Company who are “executive officers” as such term is defined for purposes of Regulation O of the Federal Reserve Board, including the Company’s chief executive officer and chief financial officer. These codes of ethics are filed as Exhibits 99.1 and Exhibit 99.2, respectively to this Form 8-K. The Company intends to file any amendments to either code of ethics, and all waivers thereof relating to any director or senior executive officer, as exhibits to Form 8-K filed with the Securities and Exchange Commission. There were no waivers requested of the Board in 2009 or in 2010 to date.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company on December 20, 2010, reporting the sale of the common stock of the Bank to the Purchaser, the recapitalization of the Bank and related matters is attached hereto as Exhibit 99.3.

Forward-Looking Statements

This report includes forward-looking statements and the Company intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Company’s expectations regarding future events, including, without limitation, the winding up of the Company’s affairs, the distribution of its assets and the approval of a Chapter 11 liquidation plan by the Court. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the Company’s ability to manage its relationships with its creditors during the Chapter 11 process; (ii) the Company’s ability to manage its expenses and fund its working capital needs during the Chapter 11 process; (iii) the result of the final wind down and liquidation of the Company’s assets; and (iv) the risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Moss Adams to the Securities and Exchange Commission, dated December 20, 2010, regarding agreement with the statements made in this Form 8-K

99.1	Code of Ethics

99.2	Code of Ethics for Directors and Senior Financial Officers.

99.3	Press Release, dated December 20, 2010, titled “AmericanWest Bancorporation Announces Completion of the Sale and Recapitalization of AmericanWest Bank.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Date: December 20, 2010	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
President and Chief Executive Officer